Doral Energy Appoints New CEO, Announces Reverse Share Split

MIDLAND, TEXAS, December 11/MarketWire/ -- Doral Energy Corp. (OTC Bulletin Board: DENG) (“Doral” or “the Company”), an oil and gas production and exploitation company, today announced a re-shuffling of its executive team, including the appointment of a new CEO, as well as the appointment of two additional members to the Board of Directors, and a 1-for-25 reverse split of the Company’s common shares. The moves are intended to best position Doral for stability and growth in the volatile oil and gas market.

Dr. Paul Kirkitelos, Doral’s previous President and Chief Executive Officer, has resigned those posts and will instead assume the position of Chairman of the Board, as well as remaining as Doral’s Chief Financial Officer and Secretary. Replacing Dr. Kirkitelos as CEO is Everett Willard (“Will”) Gray, II. Mr. Gray has been actively involved in numerous micro-cap oil and gas companies, assisting with mergers and acquisitions and capital raising. Most recently Mr. Gray formed and ran W.S. Oil and Gas Limited, an oil and gas consulting firm focusing on his expertise in helping to develop early stage companies. He also has extensive sales and marketing experience, gained through positions with Fortune 500 companies such as Prudential Financial, Pharmacia, Medtronic, and Guidant Corporation.

In addition, Doral further announced that its Chief Operating Officer H. Patrick (“Pat”) Seale has added the position of President to his current role. Mr. Seale has over 30 years of experience in petroleum engineering, oilfield operations management, executive management, international banking, and startup company development. Since being appointed Doral’s COO in August, 2008, his primary role has been to oversee the production and organic growth from the Company’s Eddy County Properties, which contain over 180 producing wells and proven reserves of 4.1 million BOE.

Concurrent with the appointment of the new CEO and President, Mr. Gray and Mr. Seale were appointed to Doral’s Board of Directors, bringing the total Board membership to three. Mr. Gray will also hold the title of Vice Chairman.

Commenting on the new executive roster, Chairman Dr. Kirkitelos stated “We are extremely enthusiastic about entering the next phase in Doral’s development. Will Gray has played an instrumental role in helping the Company acquire its Eddy County Properties and obtain a $50 million credit facility from Macquarie Bank Limited, and we believe he is the logical choice to oversee Doral’s activities on a day-to-day basis. He and Pat Seale make a great team to lead the Company through the challenges – and opportunities – that we face in this volatile market.”

Mr. Gray added, “I am anxious to help create value for our shareholders. My focus will be to achieve growth at a reasonable price for Doral by minimizing costs and identifying prudent methods for expanding our asset base and production levels. We expect that there will be valuable assets coming onto the market at attractive prices in the coming months. We believe we can capitalize on these opportunities to grow profitably while other companies are forced to shrink.”

“In anticipation of the recent drop in prices, Doral put in place a hedge on roughly 65% of its current production, with a floor of $100 per barrel of oil,” continued Mr. Gray. “This has helped the Company to stabilize its revenue as prices have fallen far below this value. For companies that do not have such a safety net, there may be no choice but to sell assets to companies like Doral that do. When this period in the market passes, we intend to make Doral one of the survivors and to emerge much stronger in the long run.”

1-for-25 Reverse Stock Split

To further strengthen Doral’s positioning for the future, the Company announced that its Board of Directors has approved a 1-for-25 reverse split of its common stock, which will reduce the number of shares outstanding to approximately 4.3 million. The Board of Directors anticipates that the tighter capital structure will be more attractive to investors and will better enable the Company to raise equity capital to augment the debt financing it has received from Macquarie Bank Limited. The reverse split is expected to become effective on January 12, 2009.

Principal Offices Moved to Midland, Texas

The Company also announced that its principal offices have moved from Los Angeles to Midland, Texas. On the change of location, Dr. Kirkitelos commented, “Having the Company and its executive team located in Midland puts us in the heart of Permian Basin oil country. Our management team, especially Will Gray who is a Midland native, has strong relationships in this region. We anticipate that this will play a pivotal role in helping us identify value-creating local acquisitions that can be effectively managed by a tightly focused, lean, local management team.”

About Doral Energy Corp

Doral Energy Corp (OTC: DENG.OB) is an emerging oil and gas company headquartered in Midland, Texas. Doral Energy Corp’s strategy is to grow a portfolio of under-developed production and exploitation assets with the potential for new drilling – generating near-term increases in existing production through operational improvements, and longer-term development of proved undeveloped reserves. Doral focuses on identifying acquisitions that generate immediate cash flow from production, but which also have strong proved developed non-producing and proved undeveloped reserves that can be tapped for significant growth. The prolific Permian Basin of Texas and New Mexico is a geographic region of particular interest for the Company’s future acquisition activity. Doral’s first producing asset is the Eddy County Properties in the northwestern Permian Basin of New Mexico, which are currently producing 120 barrels of oil equivalent (BOE) per day and have 4.1 million BOE in proved reserves.

Further Information

Shareholders and investors are encouraged to visit Doral Energy’s website at www.DoralEnergy.com for more information.

On behalf of DORAL ENERGY CORP, INC.

Dr. Paul Kirkitelos, Chairman of the Board

Legal Notice Regarding Forward-Looking Statements

Statements in this news release that are not historical facts are forward-looking statements that are subject to risks and uncertainties. Forward-looking statements are based on current facts and analyses and other information that are based on forecasts of future results, estimates of amounts not yet determined, and assumptions of management. Forward looking statements are generally, but not always, identified by the words "expects", "plans", "anticipates", "believes", "intends", "estimates", "projects", "aims", "potential", "goal", "objective", "prospective", and similar expressions or that events or conditions "will", "would", "may", "can", "could" or "should" occur. Information concerning oil or natural gas reserve estimates may also be deemed to be forward looking statements, as it constitutes a prediction of what might be found to be present when and if a project is actually developed.

Actual results may differ materially from those currently anticipated due to a number of factors beyond the reasonable control of the Company. It is important to note that actual outcomes and the Company's actual results could differ materially from those in such forward-looking statements. Factors that could cause actual results to differ materially include misinterpretation of data, inaccurate estimates of oil and natural gas reserves, the uncertainty of the requirements demanded by environmental agencies, the Company's ability to raise financing for operations, breach by parties with whom the Company has contracted, inability to maintain qualified employees or consultants because of compensation or other issues, competition for equipment, inability to obtain drilling permits, potential delays or obstacles in drilling operations and interpreting data, the likelihood that no commercial quantities of oil or gas are found or recoverable, and our ability to participate in the exploration of, and successful completion of development programs on all aforementioned prospects and leases. Additional information on risks for the Company can be found in the Company’s filings with the US Securities and Exchange Commission. In addition, the 1-for-25 reverse split of the Company’s common stock approved by the Company’s Board of Directors has not yet been effected. The effective date of the reverse split may be changed, or the reverse split may be terminated, by the Board of Directors at any time prior to the effective date.